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                                                                   Exhibit 10.33

                             AMENDMENT NO. 5 TO THE
                          2002 STOCK INCENTIVE PLAN OF
                                  AMETEK, INC.

            WHEREAS, AMETEK, Inc (the "Company") has adopted the 2002 Stock Incentive Plan of AMETEK, Inc. (the "Plan"); and

            WHEREAS, Section 18 of the Plan permits the Board of Directors of the Company or the Committee (as defined in the Plan) to amend the Plan; and

            WHEREAS, the Board of Directors of the Company now desires to amend the Plan in certain respects;

            NOW, THEREFORE, the Plan is hereby amended as follows:

            1. Section 3 of the Plan is hereby amended to read in its entirety as follows:

            "3. Shares Subject to the Plan. Subject to the provisions of Section 16 hereof, the aggregate number of Shares that may be subject to Options, Phantom Stock Awards (other than any Phantom Stock Awards which are payable only in cash), Restricted Stock Awards and Rights shall not exceed 4,000,000, which Shares may be either Treasury Shares or authorized but unissued Shares. A maximum of 1,200,000 Shares may be awarded to any single individual during the duration of the Plan. A maximum of 25% of the aggregate number of Shares, or 1,000,000 Shares, may be awarded as Restricted Shares, Rights, Phantom Stock Awards and Phantom Stock Units. A maximum of 10% of the aggregate number of Shares, or 400,000 Shares, may be awarded to Non-Employee Directors during the duration of the Plan. In the event the Corporation adopts a stock purchase plan for the benefit of its employees, the shares of common stock awarded under that plan shall further reduce the aggregate number of Shares available under this Plan. If the Shares that would be issued or transferred pursuant to any such Incentive Award are not issued or transferred and cease to be issuable or transferable for any reason (including the extent to which payment pursuant to a Phantom Stock Award is made in cash), or if Restricted Shares issued pursuant to a Restricted Stock Award are forfeited, the number of Shares subject to such Incentive Award will no longer be charged against the limitation provided for herein (even if the holders had voting or dividend rights with regard to the Shares) and may again be made subject to Incentive Awards; provided, however, that Shares as to which an Option has been surrendered in connection with the exercise of a related Right shall not again be available for the grant of any further Incentive Awards. Notwithstanding the preceding, with respect to any Option or Right granted to any person who is a

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                                                                   Exhibit 10.33

            "covered employee" as defined in Section 162(m) of the Code that is canceled (other than with respect to the exercise of a related Right or Option) or as to which the exercise price or base value is reduced, the number of shares subject to such Option or Right shall continue to be counted, in accordance with said Section 162(m) and regulations promulgated thereunder, against the maximum number of Shares which may be the subject of Incentive Awards granted to such person."

            2. The provisions of this Amendment shall be effective as of January
               27, 2005.

            3. Except to the extent hereinabove set forth, the Plan shall remain in full force and effect.

            IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized officer of the Company as of the 27th day of January, 2005.

                                           AMETEK, INC.

                                           By: /s/ Frank S. Hermance
                                               --------------------------------
                                                 Name: Frank S. Hermance
                                                 Title: Chairman &
                                                        Chief Executive Officer

Attest:

/s/ Kathryn E. Londra
-------------------------
Kathryn E. Londra
Corporate Secretary